                                                                    EXHIBIT 21.1



                   Subsidiaries of Bradley Real Estate, Inc.
                   -----------------------------------------


Bradley Real Estate Management, Inc.
     Jurisdiction of Incorporation: Massachusetts
     Name Under Which Business is Transacted: Bradley Real Estate Management,
Inc.


Bradley Midwest Management, Inc.
     Jurisdiction of Incorporation: Minnesota
     Name Under Which Business is Transacted: Bradley Midwest Management, Inc.